Exhibit 4.6 Employment Agreement between Uranium Energy Corp. and Harry Anthony dated February 2006

                          ----------------------------









                              EMPLOYMENT AGREEMENT
                              --------------------






                                    Between:
                                    -------



                              URANIUM ENERGY CORP.
                              -------------------


                                      And:
                                      ---


                                  HARRY ANTHONY
                                  -------------






                              Uranium Energy Corp.
                              -------------------
    318 Homer Street, Suite 401, Vancouver, British Columbia, Canada, V6B 2V2


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

                              EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT is made and dated for reference as fully executed on this ______ day of February, 2006.



BETWEEN:

          URANIUM ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at 318 Homer Street, Suite 401, Vancouver, British Columbia, Canada, V6B 2V2

          (the "Company");
                                                               OF THE FIRST PART

AND:

          HARRY ANTHONY, businessperson, having an address for notice and delivery located at P.O. Box 1328, Kingsville, TX 78364-1328

          (the "Employee");
                                                              OF THE SECOND PART

          (the Company and the Employee being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).


          WHEREAS:

A. The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the NASDAQ Over-The-Counter Bulletin Board under the symbol URME;

B. The Employee has experience in and specializes in providing reporting and non-reporting companies with valuable management and operational services;


     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS
FOLLOWS:




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                                    Article 1
                   GENERAL SERVICES AND DUTIES OF THE EMPLOYEE
                   -------------------------------------------

1.1 General Services. During the continuance of this Agreement the Company hereby agrees to retain the Employee as the Chief Operating Officer of the Company. He will also become a director of the Company.

1.2 Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that Employee will, during the continuance of this Agreement, devote substantially all of the Employee's employment time to the General Services of the Employee as may be determined and required by the Board of Directors of the Company for the performance of said General Services faithfully, diligently, to the best of the Employee's abilities and in the best interests of the Company and, furthermore, that the Employee's employment time will be prioritized at all times for the Company in that regard.

1.3  Adherence  to rules  and  policies  of the  Company.  The  Employee  hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Employee as the Chief Operating Officer of the Company.


                                    Article 2
                          EFFECTIVENESS AND TERMINATION
                          -----------------------------

2.1 Effectiveness of the Agreement. This Agreement becomes effective and commences on February 15, 2006 (the "Effective Date").

2.2 Termination without cause by any Party. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any of the Parties hereto at any time after the Effective Date and during the continuance of this Agreement upon such Party's delivery to the other Parties hereto of prior written notice of its intention to do so (the "Notice of Termination") at least 120 calendar days prior to the effective date of any such termination (the "Effective Termination Date"). In any such event the Employee's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Employee all of the amounts otherwise payable to the Employee under Article "4" hereinbelow until the Effective Termination Date.



                                    Article 3
                          COMPENSATION OF THE EMPLOYEE
                          ----------------------------

3.1 Fee. It is hereby acknowledged and agreed that the Employee shall render the General Services as defined hereinabove during the continuance of this Agreement and shall thus be compensated from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Employee, or to the further order or direction of the Employee as the Employee may determine, in the Employee's sole and absolute discretion, and advise the Company of prior to such payment, of the gross monthly fee of U.S. $10,000.00 (the "Fee").

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3.2  Reimbursement  of Expenses.  It is hereby  acknowledged and agreed that the
Employee shall also be reimbursed for all direct,  reasonable  expenses actually
and  properly   incurred  by  the  Employee  for  the  benefit  of  the  Company
(collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Employee as the Employee may designate in writing, from time to time, in the Employee's sole and absolute discretion, as soon as conveniently possible
after  the  prior   delivery   by  the   Employee  to  the  Company  of  written
substantiation on account of each such reimbursable Expense.

3.3 Options. As soon as reasonably practicable after the Effective Date hereof, it is hereby acknowledged and agreed that the Employee will be granted 250,000 share options to purchase restricted common shares in the capital of the Company at $0.50 per share for a 10 year term, subject to the rules and policies of the Regulatory Authorities and applicable securities legislation, and the terms and conditions of the Company's existing stock option plan (the "Option Plan").

3.4 Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Employee shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) when and as obtained (collectively, the "Benefits").


                                    Article 4
                     ADDITIONAL OBLIGATIONS OF THE EMPLOYEE
                     --------------------------------------

4.1 Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Employee will provide the Board of Directors with such information concerning the results of the Employee's General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

4.2 No conflict, no competition and non-circumvention. During the continuance of this Agreement the Employee shall not engage in any business or activity which reasonably may detract from or conflict with the Employee's respective duties and obligations to the Company as set forth in this Agreement without the prior written consent of the Board of Directors.

4.3 Confidentiality. The Employee will not, except as authorized or required by the Employee's duties hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Company or of any of the Company's respective subsidiaries which may come to the Employee's knowledge during the continuance of this Agreement, and the Employee will keep in complete secrecy all confidential information entrusted to the Employee and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company's Business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

4.4 Compliance with applicable laws. The Employee will comply with all Canadian, U.S. and foreign laws, whether federal, provincial or state, applicable to the Employee's duties hereunder and, in addition, hereby represents and warrants that any information which the Employee may provide to any person or company hereunder will, to the best of the Employee's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

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4.5 Opinions,  reports and advice of the Employee. The Employee acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Employee to the Company in connection with the Employee's engagement hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company.

4.6 Employee's business conduct. The Employee warrants that the Employee shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Business interests and the Employee. In particular, and in this regard, the Employee specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company.


                                    Article 5
                      INDEMNIFICATION AND LEGAL PROCEEDINGS
                      -------------------------------------

5.1 Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, Employees and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.


                                    Article 6
                               GENERAL PROVISIONS
                               ------------------

6.1 Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

6.2 No assignment. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties.

6.3 Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

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6.4 Time of the essence. Time will be of the essence of this Agreement.

6.5 Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

6.6 Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

6.7 Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

6.8 Applicable law. The situs of this Agreement is Las Vegas, Nevada, U.S.A., and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of Nevada, U.S.A..

6.9 Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

6.10 Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

6.11 Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.


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


     IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.

The COMMON SEAL of                          )
URANIUM ENERGY CORP.,                       )
--------------------                        )
the Company herein, was hereunto affixed    )
in the presence of:                         )      (C/S)
                                            )
                                            )
____________________________________________)
Authorized Signatory                        )


SIGNED, SEALED and DELIVERED by             )
HARRY ANTHONY,                              )
-------------                               )
the Employee herein, in the presence of:    )
                                            )
                                            )
____________________________________________)
Witness Signature                           )
                                            )   -------------------------------
                                            )          HARRY ANTHONY
____________________________________________)
Witness Address                             )
                                            )
____________________________________________)
Witness Name and Occupation                 )









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